UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No. )

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☐	Definitive Proxy Statement

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☐	Soliciting Material under §240.14a-12

Clear Channel Outdoor Holdings, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 9, 2026

CLEAR CHANNEL OUTDOOR HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32663	88-0318078
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4830 North Loop 1604W, Suite 111

San Antonio, Texas, 78249

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (210) 547-8800

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	CCO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Supplemental Indentures

On April 9, 2026, Clear Channel Outdoor Holdings, Inc. (the “Company”), certain subsidiary guarantors (the “Subsidiary Guarantors”), and U.S. Bank Trust Company, National Association, as trustee (in such capacity, the “Trustee”) and notes collateral agent (in such capacity, the “Notes Collateral Agent”), entered into certain supplemental indentures, including (i) a supplemental indenture (the “2030 Notes Supplemental Indenture”) to the Indenture, dated March 18, 2024 (the “2030 Notes Indenture”) governing its 7.875% Senior Secured Notes due 2030 (the “2030 Notes”), (ii) a supplemental indenture (the “2031 Notes Supplemental Indenture”) to the Indenture, dated August 4, 2025 (the “2031 Notes Indenture”) governing its 7.125% Senior Secured Notes due 2031 (the “2031 Notes”), and (iii) a supplemental indenture (the “2033 Notes Supplemental Indenture”, and, together with the 2030 Notes Supplemental Indenture and 2031 Notes Supplemental Indenture, each, a “Supplemental Indenture” and, collectively, the “Supplemental Indentures”) to the Indenture, dated March 18, 2024 (the “2033 Notes Indenture”, and, together with the 2030 Notes Indenture and 2031 Notes Indenture, each, an “Indenture” and, collectively, the “Indentures”) governing its 7.500% Senior Secured Notes due 2033 (the “2033 Notes”, and, together with the 2030 Notes and 2031 Notes, the “Notes”).

The Company and the Subsidiary Guarantors entered into each of the Supplemental Indentures following receipt of the requisite consents from holders of the Notes pursuant to the Company’s previously announced consent solicitation (the “Consent Solicitation”) to amend certain provisions of the Indentures, which expired at 5:00 p.m., New York City time on April 10, 2026. The Consent Solicitation was conducted in connection with the Company’s previously announced entry into an Agreement and Plan of Merger, dated February 9, 2026 (the “Merger Agreement”), with Madison Parent Inc. (“Parent”) and Madison Merger Sub Inc. (“Merger Sub”), pursuant to which Merger Sub will be merged with and into the Company (the “Merger”), with the Company surviving as a wholly-owned subsidiary of Parent. The Company solicited consents to amend the defined term “Change of Control” in each of the Indentures to provide that the Merger will not constitute a Change of Control under any of the Indentures and to add or amend certain other defined terms contained in each of the Indentures related to the foregoing (the “Proposed Indenture Amendments”).

The Supplemental Indentures became effective immediately upon execution, but each of the Proposed Indenture Amendments will not become operative, among certain other conditions, until immediately prior to the consummation of the Merger, and will cease to be effective if the Merger Agreement is terminated in accordance with its terms and the Merger is not consummated.

Credit Agreement Amendment

On April 10, 2026, in connection with the Credit Agreement dated as of August 23, 2019, among the Company, the several lenders from time to time party thereto, Deutsche Bank AG New York Branch, as Administrative Agent and as collateral agent, and the other parties thereto (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Existing Credit Agreement” and as amended by the Seventh Amendment (as defined below), the “Amended Credit Agreement”), the Company, the Administrative Agent and the lenders party thereto entered into the Seventh Amendment to Credit Agreement (the “Seventh Amendment”), dated as of April 10, 2026, following receipt of the requisite consents from lenders pursuant to the Existing Credit Agreement. The Company solicited consents to amend the defined term “Change of Control” in the Existing Credit Agreement to provide that the Merger will not constitute a Change of Control under the Amended Credit Agreement and to add or amend certain other defined terms contained in the Amended Credit Agreement related to the foregoing (the “Proposed Credit Agreement Amendments”, and together with the Proposed Indenture Amendments, the “Proposed Amendments”).

The Seventh Amendment became effective immediately upon its execution, but the Proposed Credit Agreement Amendments will not become operative, among certain other conditions, until immediately prior to the consummation of the Merger, and will cease to be operative if the Merger Agreement is terminated in accordance with its terms and the Merger is not consummated.

The foregoing descriptions of the Supplemental Indentures and the Seventh Amendment are summaries and are qualified in their entirety by reference to each of the Supplemental Indentures, which are attached hereto as Exhibits 4.1, 4.2 and 4.3, and the Seventh Amendment, which is attached hereto as Exhibit 10.1, and are incorporated by reference into this Item 1.01.

Item 7.01. Regulation FD Disclosure.

In connection with the Consent Solicitation, the Company issued a press release on April 13, 2026 announcing the receipt of the consents required to effect the Proposed Amendments and the entry into the Supplemental Indentures and Seventh Amendment in connection therewith. A copy of such press release is furnished as Exhibit 99.1 attached hereto and is incorporated herein by reference.

The information provided under Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished and is not deemed to be “filed” with the Securities and Exchange Commission (the “SEC”) for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section and is not incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference to this Current Report on Form 8-K in such a filing.

Cautionary Statement Concerning Forward-Looking Statements

Certain statements in this Current Report on Form 8-K, including statements regarding the Merger, stockholder approvals (including the Requisite Stockholder Approval (as defined in the Merger Agreement)), any expected timetable for completing the Merger, the expected benefits of the Merger and any other statements regarding the Company’s future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance that are not historical fact constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act and Section 21E of the Exchange Act. The words “expect,” “anticipate,” “estimate,” “believe,” “forecast,” “goal,” “intend,” “objective,” “plan,” “project,” “seek,” “strategy,” “target,” “will” and similar words and expressions are intended to identify such forward-looking statements. These forward-looking statements are based on the beliefs and assumptions of management at the time that these statements were prepared and are inherently uncertain. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and other factors, some of which are beyond the Company’s control and are difficult to predict. These risks and uncertainties include, but are not limited to: uncertainties associated with the proposed Merger, including the failure to consummate the Merger in a timely manner or at all, could adversely affect the Company’s business, results of operations, financial condition, and the trading price of the Company’s common stock; the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement, including circumstances requiring the Company to pay a termination fee pursuant to the Merger Agreement; failure to satisfy the conditions precedent to consummate the Merger, including the adoption of the Merger Agreement by the affirmative vote (in person or by proxy) of the holders of a majority of the outstanding shares of the Company’s common stock and obtaining required regulatory approvals; the risk that restrictions on the operation of the Company’s business during the pendency of the Merger may impact the Company’s ability to pursue certain business opportunities or strategic transactions or undertake certain actions the Company might otherwise have taken; potential litigation relating to, or other unexpected costs resulting from, the Merger; the risk that any announcements relating to the Merger could have adverse effects on the market price of the Company’s common stock, credit ratings or operating results; and the risk that the Merger and its announcement could have an adverse effect on the ability of the Company to retain and hire key personnel, to retain customers and to maintain relationships with business partners, suppliers and customers. The Company can give no assurance that the conditions to the Merger will be satisfied or that the Merger will close within any anticipated time period. Various risks that could cause future results to differ from those expressed by the forward-looking statements included in this Current Report on Form 8-K are described in the section entitled “Item 1A. Risk Factors” of the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, initially filed with the SEC on February 26, 2026, as amended by Amendment No. 1 to such Annual Report on Form 10-K/A for the fiscal year ended December 31, 2025, filed with the SEC on March 27, 2026 (the “Annual Report”), as well as other risks and forward-looking statements in other reports and filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this Current Report on Form 8-K or the date of any document referred to in this Current Report on Form 8-K. Except as required by applicable law, the Company does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

4.1	Supplemental Indenture, dated as of April 9, 2026, by and among Clear Channel Outdoor Holdings, Inc., the Subsidiary Guarantors named therein, and U.S. Bank Trust Company, National Association, relating to the Company’s 7.875% Senior Secured Notes.

4.2	Supplemental Indenture, dated as of April 9, 2026, by and among Clear Channel Outdoor Holdings, Inc., the Subsidiary Guarantors named therein, and U.S. Bank Trust Company, National Association, relating to the Company’s 7.125% Senior Secured Notes.

4.3	Supplemental Indenture, dated as of April 9, 2026, by and among Clear Channel Outdoor Holdings, Inc., the Subsidiary Guarantors named therein, and U.S. Bank Trust Company, National Association, relating to the Company’s 7.500% Senior Secured Notes.

10.1	Seventh Amendment to Credit Agreement, dated as of April 10, 2026, by and among Clear Channel Outdoor Holdings, Inc., the several lenders from time to time party thereto, Deutsche Bank AG New York Branch, as Administrative Agent and as Collateral Agent, and each other party thereto, relating to the Company’s Existing Credit Agreement.

99.1	Press Release, dated April 13, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEAR CHANNEL OUTDOOR HOLDINGS, INC.

Date: April 13, 2026	By:	/s/ David Sailer
David Sailer
Chief Financial Officer

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